C3 AI Announces Fiscal First Quarter 2024 Financial Results
Delivering Secure, Reliable Generative AI Solutions to the Enterprise
REDWOOD CITY, Calif. - September 6, 2023 - C3.ai, Inc. (“C3 AI,” “C3,” or the “Company”) (NYSE: AI), the Enterprise AI application software company, today announced financial results for its fiscal first quarter ended July 31, 2023.
“It is difficult to describe the scale of the increasing interest that we are seeing globally in enterprise AI adoption,” said Thomas M. Siebel, C3 AI CEO. “We are experiencing strong traction with our enterprise AI applications and especially C3 Generative AI.”

Fiscal First Quarter 2024 Financial Highlights
•Revenue: Total revenue for the quarter was $72.4 million, coming in at the high end of guidance of $70.0 million to $72.5 million.
•Subscription Revenue: Subscription revenue for the quarter was $61.4 million, constituting 85% of total revenue.
•Gross Profit: GAAP gross profit for the quarter was $40.5 million, representing a 56% gross margin. Non-GAAP gross profit for the quarter was $49.6 million, representing a 69% non-GAAP gross margin.
•Remaining Performance Obligations (“RPO”): GAAP RPO was $334.6 million.
•Current RPO: Current RPO was $170.6 million.
•Net Loss per Share: GAAP net loss per share was $(0.56). Non-GAAP net loss per share was $(0.09).
•Cash Balance: $809.6 million in cash, cash equivalents, and investments.
•Operating Cash Flow: Net cash provided by operating activities of $3.9 million.
•Free Cash Flow: Free cash flow of $(8.9) million.

Customer Wins and Expansions
During the quarter, C3 AI entered into new and expanded agreements with NEOM, Nucor, Roche, Riverside County, California, Pantaleon, Ball, Cargill, Con Edison, Shell, Tyson Foods, and the U.S. Department of Defense.

C3 AI Partner Network
C3 AI’s partner ecosystem continues to yield strong results. In Q1, we closed 20 agreements with and through our partner network, including Google Cloud, AWS, Microsoft, and Booz Allen Hamilton. Over 60% of our business was closed with and through the C3 AI partner network.

C3 AI Federal
C3 AI’s Federal business is showing significant strength, with Federal bookings up 39% compared with the year-ago quarter. The company continues to expand its work with the U.S. Department of Defense with new and expanded projects with the Chief Digital and AI Office (“CDAO”), the U.S. Marines Corps, the U.S. Air Force, the Missile Defense Agency, and the Defense Counterintelligence and Security Agency. C3 AI is now engaged in more than a dozen projects through the CDAO including predictive maintenance for aircraft, commander’s dashboards, contested logistics, insider threat, and multi-domain command and control.

Customer Success Stories
C3 AI customers including Shell, Georgia-Pacific, Koch Industries, Bank of America, and the U.S. Department of Defense continue to expand their C3 AI application footprints – increasingly including C3 Generative AI – realizing outsized economic benefit from digital transformations enterprise AI.

C3 Generative AI
•The product adoption and customer success from our initial March 2023 C3 Generative AI release has been immediate. In Q1, C3 AI closed eight new agreements for C3 Generative AI, addressing use cases across multiple industries, including Agriculture, Consumer Packaged Goods, Defense, Intelligence, Manufacturing, State and Local Government, and Utilities.
•To date, we have closed 12 generative AI agreements and have a pipeline of more than 140+ qualified C3 Generative AI enterprise opportunities. Importantly, the qualified pipeline of C3 Generative AI opportunities exceeds that of any other product in our product line.

C3 Generative AI Suite
To meet market demand, C3 AI today announced the immediate availability of the new C3 Generative AI Suite including 28 new domain-specific generative AI solutions for industries, business processes, and enterprise systems, all of which can be fully deployed within 12 weeks for $250,000 and are available now on the AWS Marketplace, the GCP Marketplace, and the Azure Marketplace.
“The market response to our Generative AI offerings is staggering. C3 Generative AI provides fine-tuned tailored Generative AI solutions that address the crippling problems that prevent widespread industry adoption of LLMs,” continued Siebel. “We believe that advent of Generative AI may more than double the addressable market immediately available to C3 AI, and now with our new C3 Generative AI Suite of products out the door, you can expect that we will be investing in the coming quarters to promote, market, and support these initiatives.”
We have demonstrated in the recent quarters that have solid management and expense controls. In Q4 FY 23, cash flow from operations was $27.1 million. In Q1 FY 24, cash flow from operations was $3.9 million. Non-GAAP operating loss substantially beat market expectations in both Q4 FY 23 and Q1 FY 24. We finished Q1 FY 24 with $809.6 million in cash and investments, a decrease of $2.8 million from the prior quarter.
After careful consideration with our leadership and our marketing partners, we have made the decision to invest in lead generation, branding, market awareness, and customer success related to our Generative AI solutions. The market opportunity is immediate, and we intend to seize it. While we still expect to be cash positive in Q4 FY 24 and in FY 25, we will be investing in our Generative AI solutions and at this time do not expect to be non-GAAP profitable in Q4 FY 24.
“C3 AI was well ahead of its time in predicting the scale of the opportunity in enterprise AI applications,” Siebel continued. “We started the company when the market was nascent, and as the market has developed and expanded, we have expanded our branding and our market offerings to meet market expectations.”
“While we believed for over a decade that this market would be quite large, no one could have anticipated the size and growth rate of the AI market that we now address.”
“C3 AI has spent the past 14 years preparing for this opportunity. The technology foundation is tried, tested, and proven. A strong portfolio of applications is in place. We have a pricing and distribution model that meets the needs of the market. We have a quality brand and a long list of satisfied customers. We are armed with a battalion of talented, professional employees deployed worldwide. Our partner ecosystem with Google, AWS, Azure, Booz Allen, Baker Hughes and others is well developed and expanding. The company is well capitalized with a seasoned leadership team.”

Financial Outlook:

The Company’s guidance includes GAAP and non-GAAP financial measures.

The following table summarizes C3 AI’s guidance for the second quarter of fiscal 2024 and full-year fiscal 2024:

(in millions)	Second Quarter Fiscal 2024 Guidance	Full Year Fiscal 2024 Guidance
Total revenue	$72.0 - $76.5	$295.0 - $320.0
Non-GAAP loss from operations	($27.0) - ($40.0)	($70.0) - ($100.0)

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation expense-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP results included in this press release. Our fiscal year ends April 30, and numbers are rounded for presentation purposes.

Conference Call Details

What:	C3 AI First Quarter Fiscal 2024 Financial Results Conference Call
When:	Wednesday, September 6, 2023
Time:	2:00 p.m. PT / 5:00 p.m. ET
Participant Registration:	https://register.vevent.com/register/BIc094f50f4a324a60bf341ff372659066 (live call)
Webcast:	https://edge.media-server.com/mmc/p/a92rm8gu (live and replay)
Investor Presentation Details

An investor presentation providing additional information and analysis can be found at our investor relations page at ir.c3.ai.
Statement Regarding Use of Non-GAAP Financial Measures

The Company reports the following non-GAAP financial measures, which have not been prepared in accordance with generally accepted accounting principles in the United States (GAAP), in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

•Non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, and non-GAAP net loss per share. Our non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, and non-GAAP net loss per share exclude the effect of stock-based compensation expense-related charges and employer payroll tax expense related to employee stock-based compensation. We believe the presentation of operating results that exclude these non-cash items provides useful supplemental information to investors and facilitates the analysis of our operating results and comparison of operating results across reporting periods.

•Free cash flow. We believe free cash flow, a non-GAAP financial measure, is useful in evaluating liquidity and provides information to management and investors about our ability to fund future operating needs and strategic initiatives. We calculate free cash flow as net cash provided by (used in) operating activities less purchases of property and equipment and capitalized software development costs. This non-GAAP financial measure may be different than similarly titled measures used by other companies. Additionally, the utility of free cash flow is further limited as it does not represent the total increase or decrease in our cash balances for a given period.

We use these non-GAAP financial measures internally for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Our presentation of non-GAAP financial measures may not be comparable to similar measures used by other companies. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand our business. Please see the tables included at the end of this release for the reconciliation of GAAP to non-GAAP financial measures.

Other information

Baker Hughes ceased to qualify as a related party of the Company as of June 30, 2023 and the amounts disclosed related to them are accordingly presented only while they were considered a related party.

Use of Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts, including our market leadership position, anticipated benefits from our partnerships and investments, financial outlook, our expectations relating to our new consumption-pricing model and the impact to our results of operations, the expected benefits of our offerings (including the potential benefits of our C3 Generative AI offerings), our business strategies, plans, and objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including difficulties in evaluating our prospects and future results of operations given our limited operating history, our dependence on a limited number of existing customers that account for a substantial portion of our revenue, our ability to attract new customers and retain existing customers, market awareness and acceptance of enterprise AI solutions in general and our products in particular, and our history of operating losses. Some of these risks are described in greater detail in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2023, and other filings and reports we make with the Securities and Exchange Commission from time to time, including our Quarterly Report on Form 10-Q that will be filed for the fiscal quarter ended July 31, 2023, although new and unanticipated risks may arise. The future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Except to the extent required by law, we do not undertake to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations.

About C3.ai, Inc.
C3.ai, Inc. (NYSE:AI) is the Enterprise AI application software company. C3 AI delivers a family of fully integrated products including the C3 AI Application Platform, an end-to-end platform for developing, deploying, and operating enterprise AI applications and C3 AI Applications, a portfolio of industry-specific SaaS enterprise AI applications that enable the digital transformation of organizations globally.

Investor Contact
ir@c3.ai

C3 AI Public Relations
Cheryl Sanclemente
415-988-4960
pr@c3.ai

Source: C3.ai, Inc.

C3.AI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended July 31,
	2023	2022
Revenue
Subscription(1)	$61,352	$57,026
Professional services(2)	11,010	8,282
Total revenue	72,362	65,308
Cost of revenue
Subscription	30,434	14,092
Professional services	1,379	4,314
Total cost of revenue	31,813	18,406
Gross profit	40,549	46,902
Operating expenses
Sales and marketing(3)	43,885	42,987
Research and development	50,868	55,877
General and administrative	19,889	21,247
Total operating expenses	114,642	120,111
Loss from operations	(74,093)	(73,209)
Interest income	10,122	2,538
Other (expense) income, net	(239)	(1,021)
Loss before provision for income taxes	(64,210)	(71,692)
Provision for income taxes	148	179
Net loss	$(64,358)	$(71,871)
Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(0.56)	$(0.67)
Weighted-average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	115,681	106,842

(1)    Including related party revenue of $10,581 and $16,330 for the three months ended July 31, 2023 and 2022, respectively.
(2)    Including related party revenue of $5,804 and $129 for the three months ended July 31, 2023 and 2022, respectively.
(3)    Including related party sales and marketing expense of $810 and $3,500 for the three months ended July 31, 2023 and 2022, respectively.

C3.AI, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)
(Unaudited)

	July 31, 2023	April 30, 2023
Assets
Current assets
Cash and cash equivalents	$206,442	$284,829
Short-term investments	544,433	446,155
Accounts receivable, net of allowance of $359 and $359 as of July 31, 2023 and April 30, 2023, respectively(1)	122,568	134,586
Prepaid expenses and other current assets(2)	21,352	23,309
Total current assets	894,795	888,879
Property and equipment, net	88,666	84,578
Goodwill	625	625
Long-term investments	58,706	81,418
Other assets, non-current(3)	46,611	47,528
Total assets	$1,089,403	$1,103,028
Liabilities and stockholders’ equity
Current liabilities
Accounts payable(4)	$26,885	$24,610
Accrued compensation and employee benefits	32,454	46,513
Deferred revenue, current(5)	40,943	47,846
Accrued and other current liabilities(6)	10,429	17,070
Total current liabilities	110,711	136,039
Deferred revenue, non-current	17	4
Other long-term liabilities	46,233	37,320
Total liabilities	156,961	173,363
Commitments and contingencies
Stockholders’ equity
Class A common stock, $0.001 par value. 1,000,000,000 shares authorized as of July 31, 2023 and April 30, 2023; 114,424,588 and 110,442,569 shares issued and outstanding as of July 31, 2023 and April 30, 2023, respectively	114	110
Class B common stock, $0.001 par value; 3,500,000 shares authorized as of July 31, 2023 and April 30, 2023; 3,499,992 and 3,499,992 shares issued and outstanding as of July 31, 2023 and April 30, 2023, respectively	3	3
Additional paid-in capital	1,807,678	1,740,174
Accumulated other comprehensive loss	(758)	(385)
Accumulated deficit	(874,595)	(810,237)
Total stockholders’ equity	932,442	929,665
Total liabilities and stockholders’ equity	$1,089,403	$1,103,028
(1)     Including amounts from a related party of $74,620 as of April 30, 2023.
(2)     Including amounts from a related party of $4,983 as of April 30, 2023.
(3)     Including amounts from a related party of $11,279 as of April 30, 2023.
(4)     Including amounts from a related party of $2,200 as of April 30, 2023.
(5)     Including amounts from a related party of $249 as of April 30, 2023.
(6)     Including amounts from a related party of $2,448 as of April 30, 2023.

C3.AI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended July 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(64,358)	$(71,871)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	3,056	1,461
Non-cash operating lease cost	274	1,862
Stock-based compensation expense	50,880	56,630
Other	(3,949)	78
Changes in operating assets and liabilities
Accounts receivable(1)	12,017	(927)
Prepaid expenses, other current assets and other assets(2)	3,051	2,910
Accounts payable(3)	(564)	(21,318)
Accrued compensation and employee benefits	(39)	491
Operating lease liabilities	8,204	(991)
Other liabilities(4)	2,254	(1,106)
Deferred revenue(5)	(6,890)	(5,477)
Net cash provided by (used in) operating activities	3,936	(38,258)
Cash flows from investing activities:
Purchases of property and equipment	(11,338)	(15,536)
Capitalized software development costs	(1,500)	(1,000)
Purchases of investments	(322,534)	(226,367)
Maturities and sales of investments	250,572	162,429
Net cash used in investing activities	(84,800)	(80,474)
Cash flows from financing activities:
Proceeds from exercise of Class A common stock options	9,595	1,087
Taxes paid related to net share settlement of equity awards	(7,118)	—
Net cash provided by financing activities	2,477	1,087
Net decrease in cash, cash equivalents and restricted cash	(78,387)	(117,645)
Cash, cash equivalents and restricted cash at beginning of period	297,395	352,519
Cash, cash equivalents and restricted cash at end of period	$219,008	$234,874
Cash and cash equivalents	$206,442	$221,883
Restricted cash included in other assets	12,566	12,566
Restricted cash included in prepaid expenses and other current assets	—	425
Total cash, cash equivalents and restricted cash	$219,008	$234,874
Supplemental disclosure of cash flow information—cash paid for income taxes	$150	$66
Supplemental disclosures of non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued liabilities	$5,764	$19,326
Right-of-use assets obtained in exchange for lease obligations (including remeasurement of right-of-use assets and lease liabilities due to changes in the timing of receipt of lease incentives)	$778	$—
Unpaid liabilities related to intangible purchases	$—	$1,500
Vesting of early exercised stock options	$—	$333
(1)Including changes in related party balances of $12,444 and $(2,240) for the three months ended July 31, 2023 and 2022, respectively.
(2)Including changes in related party balances of $(810) and $(1,216) for the three months ended July 31, 2023 and 2022, respectively.
(3)Including changes in related party balances of $248 and $(13,861) for the three months ended July 31, 2023 and 2022, respectively.
(4)Including changes in related party balances of $(2,448) and $(2,536) for the three months ended July 31, 2023 and 2022, respectively.
(5)Including changes in related party balances of $(46) and $(51) for the three months ended July 31, 2023 and 2022, respectively.

C3.AI, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages)
(Unaudited)

	Three Months Ended July 31,
	2023	2022
Reconciliation of GAAP gross profit to non-GAAP gross profit:
Gross profit on a GAAP basis	$40,549	$46,902
Stock-based compensation expense (1)	8,516	5,343
Employer payroll tax expense related to employee stock-based compensation (2)	541	386
Gross profit on a non-GAAP basis	$49,606	$52,631

Gross margin on a GAAP basis	56%	72%
Gross margin on a non-GAAP basis	69%	81%

Reconciliation of GAAP loss from operations to non-GAAP loss from operations:
Loss from operations on a GAAP basis	$(74,093)	$(73,209)
Stock-based compensation expense (1)	50,880	56,630
Employer payroll tax expense related to employee stock-based compensation (2)	2,500	2,042
Loss from operations on a non-GAAP basis	$(20,713)	$(14,537)

Reconciliation of GAAP net loss per share to non-GAAP net loss per share:

Net loss on a GAAP basis	$(64,358)	$(71,871)
Stock-based compensation expense (1)	50,880	56,630
Employer payroll tax expense related to employee stock-based compensation (2)	2,500	2,042
Net loss on a non-GAAP basis	$(10,978)	$(13,199)

GAAP net loss per share attributable common shareholders, basic and diluted	$(0.56)	$(0.67)
Non-GAAP net loss per share attributable common shareholders, basic and diluted	$(0.09)	$(0.12)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	115,681	106,842

(1)Stock-based compensation expense for gross profits and gross margin includes costs of subscription and cost of professional services as follows. Stock-based compensation expense for loss from operations includes total stock-based compensation expense as follows:

	Three Months Ended July 31,
	2023	2022
Cost of subscription	$8,056	$4,272
Cost of professional services	460	1,071
Sales and marketing	16,779	16,779
Research and development	17,033	25,217
General and administrative	8,552	9,291
Total stock-based compensation expense	$50,880	$56,630

(2)    Employer payroll tax expense related to employee stock-based compensation for gross profits and gross margin includes costs of subscription and cost of professional services as follows. Employer payroll tax expense related to employee stock-based compensation for loss from operations includes total employer payroll tax expense related to employee stock-based compensation as follows:

	Three Months Ended July 31,
	2023	2022
Cost of subscription	$509	$286
Cost of professional services	32	100
Sales and marketing	1,005	530
Research and development	817	943
General and administrative	137	183
Total employer payroll tax expense	$2,500	$2,042

Reconciliation of free cash flow to the GAAP measure of net cash provided by (used in) operating activities:

The following table below provides a reconciliation of free cash flow to the GAAP measure of net cash provided by (used in) operating activities for the periods presented:

	Three Months Ended July 31,
	2023	2022
Net cash provided by (used in) operating activities	$3,936	$(38,258)
Less:
Purchases of property and equipment	(11,338)	(15,536)
Capitalized software development costs	(1,500)	(1,000)
Free cash flow	$(8,902)	$(54,794)